ORDER / SOLICITATION / OFFER / AWARD

OFFEROR TO COMPLETE BLOCKS 13, 14, 16, 22, 23 and 26	1. REQUISITION NO.	PAGE 1 OF 28

2. CONTRACT/ORDER NO.	3. AWARD/ EFFECTIVE DATE	4. MASTER/AGENCY CONTRACT NO.	5. SOLICITATION NO.	6. SOLICITATION ISSUE DATE
2BEMPS-15-B-0029	12/31/2014		2B-14-A-0078	09/26/2014

7. For Solicitation Information Call	a. NAME	b. TELEPHONE NO.	c. FAX NO.	8. OFFER DUE DATE/TIME
	EDWARD J. MOORE	(303) 743-1260		

9. ISSUED BY CODE 2BEMPS

Employee Services
Employee, Financial, & Tactical Services CMC
United States Postal Service
3300 South Parker Road, Suite 400
Aurora CO 80014-3500

EMAIL: Edward.J.Moore@usps.gov

10. ACO CODE 2BEMPS

11. SOLICITATION METHOD

☐ RFQ
☒ RFP
☐ ORAL

12. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS CHECKED

☐ SEE SCHEDULE

13. DISCOUNT TERMS

See Schedule

14 SUPPLIER CODE 000874608

COMMAND SECURITY CORPORATION
ATTN TODD D PRATT
512 HERNDON PKWY STE A
HERNDON VA 20170

TEL: 7034644735 or 703909807 FAX:
EMAIL: tpratt@commandsecurity.com

15. BILLING ADDRESS

SAME AS DELIVERY/PERFORM ADDRESS

16. REMITTANCE ADDRESS CODE 00001

COMMAND SECURITY CORPORATION
512 HERNDON PKWY STE A
HERNDON VA 20170

TEL: 703/464-4735 FAX:
EMAIL:

☒ CHECK ☐ EFT

17. DELIVERY ADDRESS

Multiple Destinations

TELEPHONE NO:
DELIVER BY/END DATE:

18. ITEM NO	19. SCHEDULE OF SUPPLIES/SERVICES	20. QUANTITY	21. UNIT	22. UNIT PRICE	23. AMOUNT
	National Law Enforcement Communication Center & Security Services All supplier invoices will be created based on USPS locations and or delivery orders. Supplier will send invoices to each specific location for review and approval. US Department of Labor Wage Determination will apply to each location / delivery order. Per Clause 2-20 the USPS will give 60 days Continued ...				

24. TOTAL AWARD AMOUNT *(USPS Use Only)* $0.00

25. ☐ The supplier is required to sign this document and return ______ copies to the issuing office. The supplier agrees, subject to the terms and conditions specified herein, to provide and deliver all items identified above and on any additional sheets.

26. ☒ Award of Contract: Your offer on Solicitation (block 5) is accepted as to items

27a. SIGNATURE OF SUPPLIER		28a. UNITED STATES POSTAL SERVICE *(SIGNATURE OF CONTRACTING OFFICER)*	
27b. PRINTED NAME AND TITLE OF SUPPLIER	**27c. DATE SIGNED**	**28b. PRINTED NAME OF CONTRACTING OFFICER**	**28c. DATE SIGNED**
		JEREMIAH D. BAKER	

CONTRACT/ORDER NO.	AWARD/ EFFECTIVE DATE	MASTER/AGENCY CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE
2BEMPS-15-B-0029	12/31/2014		2B-14-A-0078	09/26/2014

ITEM NO	SCHEDULE OF SUPPLIES / SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	written notice prior to exercising any renewal option periods. Sub Rept Req'd: Y Payment Terms: NET30 Period of Performance: 12/31/2014 to 01/01/2019				
00001	National Law Enforcement Communication Center (NLECC) - Provide dispatch and alarm monitoring services in support of the U.S. Postal Inspection Service (USPIS) at each NLECC according to the NLECC Statement of Work (SOW) Attachment A, Supplier Pricing Attachment C, and Supplier Proposal Attachment E Attachment. The two (2) locations are Dulles VA, and Ft. Worth TX. This includes direct support of each NLECC by monitoring multiple types of alarm systems, closed-circuit television, dispatch communications and access to national law enforcement databases. Duties related to the support of dispatch and alarm monitoring services include, but are not limited to; - Monitor U.S. Postal Inspection Service radio communications - Record all events - Provide timely response to requests for information - Monitor intrusion detection systems using automated alarm monitoring software - Initiate internal or external law enforcement response based on USPIS defined criteria - Accurately capture and document event information - Ensure accuracy of information stored in the alarm database - Interact with USPS employees and customers, USPIS Postal Inspectors and outside law enforcement agencies - Monitor biological detection alarm system and initiate dissemination of information - Process telephone communications - Access and communicate intelligence data maintained in internal data systems - Query and enter/update records into NLECC databases This line of the base contract has a life span of Continued ...				

CONTRACT/ORDER NO.	AWARD/ EFFECTIVE DATE	MASTER/AGENCY CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE
2BEMPS-15-B-0029	12/31/2014		2B-14-A-0078	09/26/2014

ITEM NO	SCHEDULE OF SUPPLIES / SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	four (4) years with three (3) 2-year renewal option periods. Per clause 2-20 the contracting officer may exercise this option, at any time within the period specific in the schedule, by giving written notice to the supplier.				
	With 30 days notice, the USPS may require the supplier to change staffing levels or terminate the location completely. Account Number: 52359				
	Delivery Location Code: 183L20 NATL LAW ENFORCEMENT COMM CTR USPS 22340 DRESDEN ST STE 185 DULLES VA 20166-9315 Amount: $0.00 FOB: Destination				
00002	Guard Services - National Security Program. Provide Guard I and II, and security mail screeners, as needed in support of the security program according to the attached Security Services Statement of Work (SOW) Attachment B, Supplier Pricing Attachment D, and Supplier Proposal Attachment E Attachment.				
	In addition, potentially provide canine handlers with trained working dogs according to the attached Security Services Statement of Work.				
	This line of the base contract has a life span of four (4) years with three (3) 2-year renewal option periods. Per clause 2-20 the contracting officer may exercise this option, at any time within the period specific in the schedule, by giving written notice to the supplier.				
	With 30 days notice, the USPS may require the supplier to change staffing levels or terminate the location completely. Account Number: 52359				
	Delivery Location Code: 1831X7 SECURITY & CRIME PREVENTION USPS/INSPECTOR IN CHARGE 475 LENFANT PLZ SW RM 3801 Continued ...				

CONTRACT/ORDER NO.	AWARD/ EFFECTIVE DATE	MASTER/AGENCY CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE
2BEMPS-15-B-0029	12/31/2014		2B-14-A-0078	09/26/2014

ITEM NO	SCHEDULE OF SUPPLIES / SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	WASHINGTON DC 20260-3801 Amount: $0.00 FOB: Destination The total amount of award: $0.00. The total amount for this award is shown in box 24.				

PART 1 - COVER SHEET AND SCHEDULE

ACKNOWLEDGMENT OF AMENDMENTS

The offeror acknowledges receipt of amendments to the solicitation numbered and dated as follows:

Amendment Number	Date	Amendment Number	Date
____________	________	____________	________
____________	________	____________	________
____________	________	____________	________
____________	________	____________	________
____________	________	____________	________

REMITTANCE ADDRESS

Remittance Address (if different from Block 16, PS Form 8203)

____

____

____

____

NAICS SELF-CERTIFICATION

For supplier self-certification, NAICS code 561612, Security Guards and Patrol Services, is applicable to this solicitation/award (for more information visit www.sba.gov).

INVOICE STATEMENT

All invoices MUST reference the Award Number and corresponding line item number listed on this purchase document. Invoices not in compliance may result in delayed payment.

Invoices that do not include the Supplier's Name as stated on the original award document or latest modification will be returned.

All payments for this award and related orders will be transmitted or sent to the Remittance Address on the Award document or latest modification, regardless of any Remittance Address on the invoice. The Supplier must notify the Contracting Officer of any change to the Supplier name and/or Remittance Address.

PRIVACY ACT STATEMENT

To the extent that the information you provide is about an individual, the Privacy Act will apply. Collection of that information is authorized by 39 USC § 401. As a routine use, the information may be disclosed to an appropriate government agency, domestic or foreign, for law enforcement purposes; where pertinent, in a legal proceeding to which the USPS is a party or has an interest; to a government agency in

order to obtain information relevant to a USPS decision concerning employment, security clearances, contracts, licenses, grants, permits, or other benefits; to a government agency upon its request when relevant to its decision concerning employment, security clearances, security, or suitability investigations, contracts, licenses, grants, or other benefits; to a congressional office at your request; to an expert, consultant, or other person under contract with the USPS to fulfill an agency function; to the Federal Records Center for storage; to the Office of Management and Budget for review of private relief legislation; to an independent certified public accountant during an official audit of USPS finances; to an investigator, administrative judge or complaints examiner appointed by the Equal Employment Opportunity Commission for investigation of a formal EEO complaint under 29 CFR 1614; to the Merit Systems Protection Board or Office of Special Counsel for proceedings or investigations involving personnel practices and other matters within their jurisdiction; to a labor organization as required by the National Labor Relations Act; to a federal, state or local agency, financial institution or other appropriate entity for the purpose of verifying an individual's or entity's eligibility or suitability for engaging in a transaction. In addition, the following disclosures may be made to any person: a solicitation mailing list when a purchase is highly competitive and competitions will not be harmed by release, or to provide an opportunity for potential subcontractors seeking business; a list of lessors of real or personal property to the Postal Service; a list of entities with whom the Postal Service transacts for goods or services, interests in real property, construction, financial instruments, or intellectual property; and the identity of the successful offeror. Completion of this form is voluntary; however, if this information is not provided, we will be unable to process your request.

PART 2 - PROVISIONS

PROVISIONS INCORPORATED BY REFERENCE.

The above provisions are incorporated by reference as if set forth in full text. The offeror is cautioned that the listed provisions may include blocks that must be completed by the offeror and submitted with its quotation or offer. In lieu of submitting the full text of those provisions, the offeror may identify the provision by paragraph identifier and provide the appropriate information with its quotation or offer. The text of these provisions may be accessed electronically at this address: http://about.usps.com/manuals/spp/spp.pdf or, upon request, will be provided by the contracting officer.

PROVISION 1-1 Supplier Clearance Requirements (March 2006)

The contract resulting from this solicitation will require the contractor or its employees (including subcontractors and their employees) to have access to occupied postal facilities, and/or to postal information and resources, including postal computer systems. Clearance in accordance with Administrative Support Manual 272.3 will be required before that access will be permitted. It is the contractor's obligation to obtain and supply to the Postal Service the forms and information required by that regulation.

Offerors must familiarize themselves with the requirements of that section, taking into account in their offices the time and paperwork associated with the screening.

PROVISION 1-4 Prohibition Against Contracting with Former Postal Service Officers or PCES Executives (March 2006)

The offeror represents that former Postal Service officers or Postal Career Executive Service (PCES) executives will not be employed as key personnel, experts or consultants in the performance of the contract if such individuals, within 1 year of their retirement from the Postal Service, will be performing substantially the same duties as they performed during their career with the Postal Service. In addition, no contract resulting from this solicitation may be awarded to such individuals or entities in which they have a substantial interest, for 1 year after their retirement from the Postal Service, if the work called for in the solicitation requires such individuals to perform substantially the same duties as they performed during their career with the Postal Service.

PROVISION 1-5 Proposed Use of Former Postal Service Employees (March 2006)

In its proposal, the supplier must identify any former Postal Service employee it proposes to engage in the performance, directly or indirectly, in the performance of the contract. The Postal Service reserves the right to require the supplier to replace the proposed individual with an equally qualified individual.

PROVISION 4-1 Standard Solicitation Provisions (November 2007)

a. Submission of Offers. Submit signed and dated offers to the office specified in this solicitation at or before the exact time specified on this solicitation. Offers may be submitted on PS Form 8203, Order/Solicitation/Offer/Award, letterhead stationary, or as otherwise specified in the solicitation. As a minimum offers must show:
(1) Solicitation number;
(2) The name, address and telephone number of the offeror;
(3) A technical description of the items being offered in sufficient detail to evaluate compliance with the requirements in the solicitation. This may include product literature, or other documents, if necessary;
(4) Terms of any expressed warranty;
(5) Price and any discount terms;
(6) "Remit to" address, if different than mailing address;
(7) A completed copy of the representations and certifications;
(8) Acknowledgment of Solicitation Amendments;
(9) Past performance information, when included as an evaluation factor, to include recent and relevant contracts for the same or similar items, and other references (including contract numbers, point of contact, with telephone numbers, and other relevant information); and
(10) If the offer is not submitted on PS Form 8203, include a statement specifying the extent of agreement with all terms and conditions and provisions included in the solicitation. Offers that fail to furnish required representations or information, or reject the terms and conditions of the solicitation, may be excluded from consideration.

b. Business Disagreements. Business disagreements may be lodged with the Supplier Disagreement Resolution Official (SDR Official) if the supplier and the contracting officer have failed to resolve the disagreement as described in 39 CFR Part 601 (available for review at www.gpoaccess.gov/ecfr). The SDR Official will consider the disagreement only if it is lodged in accordance with the time limits and procedures described in 39 CFR Part 601. The SDR Official's decisions are available for review at usps.com.

c. Product Samples. When required by the solicitation, product samples must be submitted at or prior to the time specified for receipt of offers. Unless otherwise specified in the solicitation, these samples must be submitted at no expense to the Postal Service and returned at the sender's request and expense, unless they are destroyed during preaward testing.

d. Multiple Offers. Offerors are encouraged to submit multiple offers presenting alternative terms and conditions or commercial items for satisfying the requirements of this solicitation. Each offer submitted will be evaluated separately.

e. Late Offers. Offers or modifications of offers received at the address specified for the receipt of offers after the exact time specified for receipt of offers will not be considered unless determined to be in the best interests of the Postal Service.

f. Type of Contract. The Postal Service plans to award a Requirements Labor Hour contract contracting officer insert type of contract; see the Select Contract Type topic of the Develop Sourcing Strategy task of Process Step 2: Evaluate Sources, of the Postal Service Supplying Practices) under this solicitation, and all proposals must be submitted on this basis. Alternate proposals based on other contract types will not X be

considered.

g. Contract Award. The Postal Service may evaluate offers and award a contract without discussions with offerors. Therefore, the offeror's initial offer should contain the offeror's best terms from a price and technical standpoint. Discussions may be conducted if the Postal Service determines they are necessary. The Postal Service may reject any or all offers if such action is in the best interest of the Postal Service; accept other than the lowest offer, and waive informalities and minor irregularities in offers received.

h. Multiple Awards. The Postal Service may accept any item or group of items of an offer, unless the offeror qualifies the offer by specific limitations. Unless otherwise provided in the Schedule, offers may not be submitted for quantities less than those specified. The Postal Service reserves the right to make an award on any items for quantity less than the quantities offered, at the unit prices offered, unless the offeror specifies otherwise in the offer.

i. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it, and its date. The text of incorporated terms may be found at http://about.usps.com/manuals/spp/spp.pdf If checked, the following provision is incorporated in this solicitation by reference: (contracting officer will check as appropriate.)
X Provision 3-1: Notice of Small, Minority, and Woman-owned Business Subcontracting Requirements (March 2006)

PROVISION 4-2 Evaluation (March 2006)

a. General. The Postal Service will award a contract resulting from this solicitation to the offeror whose offer conforming to the solicitation is deemed to offer the Postal Service the best value, price and other factors as specified considered.

Financial statements will be evaluated on a "pass/fail" basis. Evaluation of financial capability will be conducted independent of, and prior to, the technical and price evaluations. The offerors must provide adequate information to support a positive determination that they have sufficient financial resources/operating capital to ensure successful contract performance. Offerors must receive a passing score on financial capability in order to continue in the source selection process (i.e., the technical and price evaluations) and to be eligible for potential contract award. To ensure an effective financial evaluation, offerors will be asked to provide all documents they feel are necessary to complete this review. However, they will be required to provide, at a minimum, their current income statement, balance sheet, and statement of cash flows. Also, current credit ratings will be required to be submitted by each offeror. Additional supporting documentation that may be submitted includes, but is not limited to, Form 10-Q, Form 10-K, and/or recent external audit reports.

The supplier must provide certified financial statements (i.e. balance sheets, income statements) for the immediate past two years and the current year (year-to-date). If the company has not been in existence for a minimum of two years, then provide the available statements. Information must provide sufficient detail to assess the financial stability required to perform a potential multi-year contract, and to indicate that the company has the necessary working capital and/or other resources necessary to perform the requirements of this contract. In addition the supplier must provide a self-certifying statement that they, or their parent or subsidiary companies have not declared bankruptcy or filed for protection under any bankruptcy or insolvency statutes within the last five years. The following guidelines will be observed:

- Statements will be in accordance with generally accepted accounting principles
- Statements will include all required financial notes with explanations
- Statements must be certified by either a company executive as to the accuracy and truthfulness of the statements, or by an opinion statement by an independent auditor

For joint ventures or partnering arrangements, each party must be deemed capable.

The following performance evaluation factors will be used in the evaluation of offers:

See attachment G titled NLECC Evaluation Factors for the NLEEC technical factors. Technical factors (i.e., technical approach, management and staffing plan, supplier capability past performance) have been deemed to be of greater importance than price. However, the Postal Service will not pay significantly more for marginal increases in technical value or merit, and the perceived benefits of a higher priced proposal must warrant the additional cost. The technical factors are listed in descending order of importance, in a naturally downward progression.

See attachment F titled Security Services Evaluation Factors for the Security Services technical factors. Technical factors (i.e., technical approach, management and staffing plan, supplier capability past performance) have been deemed to be of greater importance than price. However, the Postal Service will not pay significantly more for marginal increases in technical value or merit, and the perceived benefits of a higher priced proposal must warrant the additional cost. The technical factors are listed in descending order of importance, in a naturally downward progression.

b. Options. The Postal Service will [X] evaluate offers for award purposes by adding the total price for all options to the total price for the basic requirement. The Postal Service may determine that an offer is unacceptable if the option prices are significantly unbalanced. Evaluation of options will not obligate the Postal Service to exercise the option(s).

c. Notice of Award. The Postal Service may accept an offer (or part of an offer), whether or not there are discussions after its receipt, before an offer's specified expiration time, unless a written notice of withdrawal is received before award. A written notice of award or acceptance of an offer, mailed or otherwise furnished to the successful offeror within the time for acceptance specified in the offer, will result in a binding contract without further action by either party.

PROVISION 4-3 Representations and Certifications (November 2012)

A. Type of Business Organization. The offeror, by checking the applicable blocks, represents that it:
1. Operates as:
_ a corporation incorporated under the laws of the state of ________; or country of________________ if incorporated in a country other than the United States of America.
_ an individual;
_ a partnership;
_ a joint venture;
_ a limited liability company;
_ a nonprofit organization; or
_ an educational institution; and
2. Is (check all that apply)
_ a small business concern;
_ a minority business (indicate minority below):
_ Black American
_ Hispanic American
_ Native American
_ Asian American:
_ a woman-owned business; or
_ none of the above entities.
a. A small business concern for the purposes of Postal Service purchasing means a business, including an

affiliate, that is independently owned and operated, is not dominant in producing or performing the supplies or services being purchased, and has no more than 500 employees, unless a different size standard has been established by the Small Business Administration (see 13 CFR 121, particularly for different size standards for airline, railroad, and construction companies). For subcontracts of $50,000 or less, a subcontractor having no more than 500 employees qualifies as a small business without regard to other factors.

b. Minority Business. A minority business is a concern that is at least 51 percent owned by, and whose management and daily business operations are controlled by, one or more members of a socially and economically disadvantaged minority group, namely U.S. citizens who are Black Americans, Hispanic Americans, Native Americans, or Asian Americans. (Native Americans are American Indians, Eskimos, Aleuts, and Native Hawaiians. Asian Americans are U.S. citizens whose origins are Japanese, Chinese, Filipino, Vietnamese, Korean, Samoan, Laotian, Kampuchean (Cambodian), Taiwanese, in the U.S. Trust Territories of the Pacific Islands or in the Indian subcontinent.)

c. Woman-owned Business. A woman-owned business is a concern at least 51 percent of which is owned by a woman (or women) who is a U.S. citizen, controls the firm by exercising the power to make policy decisions, and operates the business by being actively involved in day-to-day management.

d. Educational or Other Nonprofit Organization. Any corporation, foundation, trust, or other institution operated for scientific or educational purposes, not organized for profit, no part of the net earnings of which inures to the profits of any private shareholder or individual.

3. Is (check all that apply)

_ a Postal Service employee or a business organization substantially owned or controlled by such an individual

_ a spouse of a Postal Service employee or a business organization substantially owned or controlled by such an individual

_ another family member of a Postal Service employee or a business organization substantially owned or controlled by such an individual

_ an individual residing in the same household as a Postal Service employee or a business organization substantially owned or controlled by such an individual.

(Note: Offers from any of the sources listed in subparagraph A.3, may not be considered for an award pending review and recommendation by the Postal Service Ethics Office.)

B. Parent Company and Taxpayer Identification Number

1. A parent company is one that owns or controls the basic business polices of an offeror. To own means to own more than 50 percent of the voting rights in the offeror. To control means to be able to formulate, determine, or veto basic business policy decisions of the offeror. A parent company need not own the offeror to control it; it may exercise control through the use of dominant minority voting rights, proxy voting, contractual arrangements, or otherwise.

2. Enter the offeror's U.S. Taxpayer Identification Number (TIN) in the space provided. The TIN is the offeror's Social Security number or other Employee Identification Number (EIN) used on the offeror's Quarterly Federal Tax Return, U.S. Treasury Form 941, or as required by Internal Revenue Service (IRS) regulations. Offeror's TIN: _______________

3. IRS Form W-9, Request for Taxpayer Identification Number and Certification. You must complete a copy of IRS Form W-9 and attach it to this certification.

4. Check this block if the offeror is owned or controlled by a parent company: ______________

5. If the block above is checked, provide the following information about the parent company:

Parent Company's Name:______________________________

Parent Company's Main Office:_________________________

Address:____

No. and Street:_______________________________________

City:_______________ State:______ ZIP Code:_____________

Parent Company's TIN:_________________________________

6. If the offeror is a member of an affiliated group that files its federal income tax return on a consolidated basis (whether or not the offeror is owned or controlled by a parent company, as provided above) provide the name and TIN of the common parent of the affiliated group:

Name of Common Parent: ______________________________

Common Parent's TIN: ________________________________

C. Certificate of Independent Price Determination

1. By submitting this proposal, the offeror certifies, and in the case of a joint proposal each party to it

certifies as to its own organization, that in connection with this solicitation:
a. The prices proposed have been arrived at independently, without consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to the prices with any other offeror or with any competitor;
b. Unless otherwise required by law, the prices proposed have not been and will not be knowingly disclosed by the offeror before award of a contract, directly or indirectly to any other offeror or to any competitor; and
c. No attempt has been made or will be made by the offeror to induce any other person or firm to submit or not submit a proposal for the purpose of restricting competition.
2. Each person signing this proposal certifies that:
a. He or she is the person in the offeror's organization responsible for the decision as to the prices being offered herein and that he or she has not participated, and will not participate, in any action contrary to paragraph a above; or
b. He or she is not the person in the offeror's organization responsible for the decision as to the prices being offered but that he or she has been authorized in writing to act as agent for the persons responsible in certifying that they have not participated, and will not participate, in any action contrary to paragraph a above, and as their agent does hereby so certify; and he or she has not participated, and will not participate, in any action contrary to paragraph a above.
3. Modification or deletion of any provision in this certificate may result in the disregarding of the proposal as unacceptable. Any modification or deletion should be accompanied by a signed statement explaining the reasons and describing in detail any disclosure or communication.
D. Certification of Nonsegregated Facilities
1. By submitting this proposal, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract.
2. As used in this certification, segregated facilities means any waiting rooms, work areas, rest rooms or wash rooms, restaurants or other eating areas, time clocks, locker rooms or other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment area, transportation, or housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.
3. The offeror further agrees that (unless it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors before awarding subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity clause; that it will retain these certifications in its files; and that it will forward the following notice to these proposed subcontractors (except when they have submitted identical certifications for specific time periods):
Notice: A certification of nonsegregated facilities must be submitted before the award of a subcontract exceeding $10,000 that is not exempt from the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (quarterly, semiannually, or annually).
E. Certification Regarding Debarment, Proposed Debarment, and Other Matters (This certification must be completed with respect to any offer with a value of $100,000 or more.)
1. The offeror certifies, to the best of its knowledge and belief, that it or any of its principals:
a. Are ___ are not ___ presently debarred or proposed for debarment, or declared ineligible for the award of contracts by any Federal, state, or local agency;
b. Have ____ have not ___, within the three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property;
c. Are ___ are not ___ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subparagraph (b) above;
d. Have ___ have not ___ within a three-year period preceding this offer, been convicted of or had a civil

judgment rendered against them for commission of fraud or a criminal offense in conjunction with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

e. Are ___ are not ___ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subparagraph (d) above.

2. The offeror has ___ has not ___, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal, state, or local agency.

3. "Principals," for the purposes of this certification, means officers, directors, owners, partners, and other persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

4. The offeror must provide immediate written notice to the contracting officer if, at any time prior to contract award, the offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

5. A certification that any of the items in E.1 and E.2 of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered as part of the evaluation of the offeror's capability (see the Conduct Supplier Capability Analysis topic of the Evaluate Proposals task of Process Step 2: Evaluate Sources, in the Postal Service's Supplying Practices). The offeror's failure to furnish a certification or provide additional information requested by the contracting officer will affect the capability evaluation.

6. Nothing contained in the foregoing may be construed to require establishment of a system of records in order to render, in good faith, the certification required by E.1 and E.2 of this provision. The knowledge and information of an offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

7. This certification concerns a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under section 1001, Title 18, United States Code.

8. The certification in E.1 and E.2 of this provision is a material representation of fact upon which reliance was placed when making the award. If it is later determined that the offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Postal Service, the contracting officer may terminate the contract resulting from this solicitation for default.

F. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, its provision or clause number assigned to it, and its date. The text of incorporated terms may be found at http://about.usps.com/manuals/pm/welcome.htm. If checked, the following provision(s) is incorporated in this solicitation by reference: (contracting officer will check as appropriate)

[] 1. Provision 1-2: Domestic Source Certificate - Supplies
[] 2. Provision 1-3: Domestic Source Certificate - Construction Materials
X 3. Provision 9-1: Equal Opportunity Affirmative Action Program
X 4. Provision 9-2: Preaward Equal Opportunity Compliance Review
[] 5. Provision 9-3: Notice of Requirements for Equal Opportunity Affirmative Action

PART 3 - CONTRACT CLAUSES

CLAUSES INCORPORATED BY REFERENCE

The above clauses are incorporated by reference as if set forth in full text. The text of these clauses may be accessed electronically at this address: http://about.usps.com/manuals/spp/spp.pdf or, upon request, will be provided by the contracting officer.

CLAUSE B-3 Contract Type (March 2006)

This is a Requirements Labor hour contract.

CLAUSE B-18 Subcontracts (March 2006)

a. Subcontract, as used in this clause, includes, but is not limited to, purchase orders and changes and modifications to purchase orders. The supplier must notify the contracting officer reasonably in advance of entering into any subcontract if the supplier does not have a purchasing system approved by a federal government agency and if the subcontract:
    1. Is to be a cost-reimbursement, time-and-materials, or labor-hour contract estimated to exceed $25,000 including any fee;
    2. Is proposed to exceed $100,000; or
    3. Is one of a number of subcontracts with a single subcontractor, under this contract, for the same or related supplies or services that in the aggregate is expected to exceed $100,000.
b. The advance notification required by paragraph a above must include:
    1. A description of the supplies or services to be subcontracted;
    2. Identification of the type of subcontract to be used;
    3. Identification of the proposed subcontractor and an explanation of why and how the proposed subcontractor was selected, including the competition obtained;
    4. The proposed subcontract price and the supplier's cost or price analysis;
    5. The subcontractor's current, complete, and accurate cost or pricing data if required by other contract provisions; and
    6. A negotiation memorandum reflecting:
        a. The principal elements of the subcontract price negotiations;
        b. The most significant consideration controlling establishment of initial or revised prices;
        c. The reason cost of pricing data were or were not required;
        d. The extent, if any, to which the supplier did not rely on the subcontractor's cost or pricing data in determining the price objective and in negotiating the final price;
        e. The extent, if any, to which it was recognized in the negotiation that the subcontractor's cost or pricing data were not accurate, complete, or current; the action taken by the supplier and subcontractor; and the effect of any such defective data on the total price negotiated;
        f. The reasons for any significant differences between the supplier's price objective and the price negotiated; and
        g. A complete explanation of the incentive fee or profit plan when incentives are used. The explanation must identify each critical performance element, management decisions used to quantify each incentive element, reasons for incentives, and a summary of all trade-off possibilities considered.
c. The supplier agrees to select subcontractors (including suppliers) on a competitive basis to the maximum practical extent consistent with the objectives and requirements of the contract.
d. The contracting officer may disapprove any subcontract in writing for which advance notification is required under paragraph a above.
e. Even if the supplier's purchasing system has been approved, the supplier must obtain the contracting officer's written consent before placing subcontracts that have been selected for special surveillance and so identified in the Schedule of the contract.
f. The lack of disapproval does not constitute a determination:
    1. Of the acceptability of any subcontract terms or conditions;
    2. Of the acceptability of any subcontract price or of any amount paid under any subcontract; or
    3. To relieve the supplier of any responsibility for performing this contract.
g. No subcontract under this contract may provide for payment on a cost-plus-a-percentage-of-cost basis.

CLAUSE B-26 Protection of Postal Service Buildings, Equipment, and Vegetation (March 2006)

The supplier must use reasonable care to avoid damaging buildings, equipment, and vegetation (such as trees, shrubs, and grass) on the Postal Service installation. If the supplier fails to do so and damages any buildings, equipment, or vegetation, the supplier must replace or repair the damage at no expense to the Postal Service, as directed by the contracting officer. If the supplier fails or refuses to make repair or replacement, the supplier will be liable for the cost of repair or replacement, which may be deducted from the contract price.

CLAUSE B-27 Performance at Occupied Postal Premises (March 2006)

a. In performing this contract, the supplier must:
    1. Comply with applicable Occupational Safety and Health Standards (29 CFR 1910) promulgated pursuant to the authority of the Occupational Safety and Health Act of 1970;
    2. Comply with any other applicable federal, state, or local regulations governing work-place safety to the extent they do not conflict with a.1 above; and
    3. Take all other proper precautions to protect the safety and health of the supplier's employees, Postal Service employees, and the public.
b. The supplier must coordinate its use of the premises with the installation head or other representative designated by the contracting officer. Subjects of this coordination include the designation of work and storage areas; the extent, if any, of use by the supplier of Postal Service tools and equipment; the furnishing by the supplier of appropriate signs and barricades to exclude unauthorized personnel from the work areas and to call attention to hazards and dangers; and other matters relating to the protection of Postal Service employees and property.

CLAUSE 1-7 Organizational Conflicts of Interest (March 2006)

a. Warranty Against Existing Conflicts of Interest. The supplier warrants and represents that, to the best of its knowledge and belief, it does not presently have organizational conflicts of interest that would diminish its capacity to provide impartial, technically sound, objective research assistance or advice, or would result in a biased work product, or might result in an unfair competitive advantage, except for advantages flowing from the normal benefits of performing this agreement.
b. Restrictions on contracting. The supplier agrees that during the term of this agreement, any extensions thereto, and for a period of 2 years thereafter, neither the supplier nor its affiliates will perform any of the following:
    1. Compete for any Postal Service contract for production of any product for which the supplier prepared any work statement or specifications or conducted any studies or performed any task under this agreement.
    2. Contract (as the provider of a component or the provider of research or consulting services) with any offeror competing for any Postal Service contract for production of any product for which the supplier prepared any work statements or specifications or conducted any studies or performed any task under this agreement.
    3. Contract (as the provider of a component or the provider of research or consulting services) with the offeror which wins award of a Postal Service contract for production of any product for which the supplier prepared any work statement or specifications or conducted any studies or performed any task under this agreement.

c. Possible Future Conflicts of Interest. The supplier agrees that, if after award of this agreement, it discovers any organizational conflict of interest that would diminish its capacity to provide impartial, technically sound, objective research assistance or advice, or would result in a biased work product, or might result in an unfair competitive advantage, except advantages flowing from the normal benefits of performing this agreement, the supplier will make an immediate and full disclosure in writing to the contracting officer, including a description of the action the supplier has taken or proposes to take to avoid, eliminate, or neutralize this conflict of interest.
d. Nondisclosure of Confidential Material
    1. The supplier recognizes that, in performing this agreement, it may receive confidential information. To the extent that and for as long as the information is confidential, the supplier agrees to take the steps necessary to prevent its disclosure to any third party without the prior written consent of the contracting officer.
    2. The supplier agrees to indoctrinate its personnel who will have access to confidential information as to the confidential nature of the information, and the relationship under which the supplier has possession of this information.
    3. The supplier agrees to limit access to the confidential information obtained, generated, or derived, and to limit participation in the performance of orders under this agreement to those employees whose services are necessary for performing them.
e. Postal Service Remedy. If the supplier breaches or violates any of the warranties, covenants, restrictions, disclosures or nondisclosures set forth under this clause, the Postal Service may terminate this agreement, in addition to any other remedy it may have for damages or injunctive relief.

CLAUSE 1-11 Prohibition Against Contracting with Former Officers or PCES Executives (March 2006)

During the performance of this contract, former Postal officers or Postal Career Executive Service (PCES) executives are prohibited from employment by the contractor as key personnel, experts or consultants, if such individuals, within 1 year after their retirement from the Postal Service, would be performing substantially the same duties as they performed during their career with the Postal Service.

CLAUSE 1-12 Use of Former Postal Service Employees (March 2006)

During the term of this contract, the supplier must identify any former Postal Service employees it proposes to be engaged, directly or indirectly, in contract performance. Such individuals may not commence performance without the contracting officer's prior approval. If the contracting officer does not provide such approval, the supplier must replace the proposed individual former employee with another individual equally qualified to provide the services called for in the contract.

CLAUSE 2-12 Postal Service Property - Short Form (March 2006)

a. The Postal Service will deliver to the supplier, at the time and locations stated in this contract, the Postal Service property described in the Schedule or specifications. If that property, suitable for its intended use, is not delivered timely to the supplier, the contracting officer must equitably adjust affected provisions of this contract in accordance with the Changes clause when:

(1) The supplier submits a timely written request for an equitable adjustment; and

(2) The facts warrant an equitable adjustment.

b. Title to Postal Service property remains in the Postal Service. The supplier may use the Postal Service property only in connection with this contract. The supplier must maintain adequate property control

records in accordance with sound industrial practice and must make them available for Postal Service inspection at all reasonable times.

c. Upon delivery of Postal Service property to the supplier, the supplier assumes the risk and responsibility for its loss or damage, except:

(1) For reasonable wear and tear;

(2) To the extent property is consumed in performing the contract; or

(3) As otherwise provided in the contract.

d. Upon completing this contract, the supplier must follow the contracting officer's instructions regarding the disposition of all Postal Service property not consumed in performing this contract or previously delivered to the Postal Service. The supplier must prepare for shipment, deliver f.o.b. origin, or dispose of the Postal Service property, as directed or authorized by the contracting officer. The net proceeds of any such disposal will be credited to the contract price or will be paid to the Postal Service as directed by the contracting officer.

CLAUSE 2-14 Postal Service Property Furnished As Is (March 2006)

a. The Postal Service makes no warranty whatsoever with respect to Postal Service property furnished "as is" except that the property is in the same condition when placed at the f.o.b. point specified in the solicitation as when inspected by the supplier pursuant to the solicitation or (if not inspected by the supplier) as when last available for inspection under the solicitation.
b. The supplier may repair any property made available to the supplier "as is." Repair will be at the supplier's expense except as otherwise provided in this clause. Such property may be modified at the supplier's expense, but only with the written permission of the contracting officer. Any repair or modification of property furnished "as is" does not affect the title of the Postal Service.
c. If there is any change (between the time inspected or last available for inspection under the solicitation to the time placed on board at the location specified in the solicitation) in the condition of Postal Service property furnished "as is" that will adversely affect the supplier, the supplier must, upon receipt of the property, notify the contracting officer of that fact, and (as directed by the contracting officer) either (1) return the property at the expense of the Postal Service or otherwise dispose of it, or (2) effect repairs to return it to the condition it was in when inspected under the solicitation, or (if not inspected) as it was when last available for inspection under the solicitation. Upon completion of (1) and (2) above, the contracting officer, upon written request from the supplier, will equitably adjust any contractual provisions affected by the return, disposition, or repair, in accordance with the Changes clause. The foregoing provisions for adjustment are exclusive, and the Postal Service is not liable for any delivery of Postal Service property furnished "as is" in a condition other than that in which it was originally offered.
d. Except as otherwise provided in this clause, Postal Service property furnished "as is" is governed by the Postal Service Property clause of this contract.

CLAUSE 2-19: Option to Extend (Services Contract) (March 2006)

The Postal Service may require the supplier to continue to perform any or all items of services under this contract within the limits stated in the Schedule. The contracting officer may exercise this option, at any time within the period specified in the Schedule, by giving written notice to the supplier. The rates set forth in the Schedule will apply to any extension made under this option clause.

CLAUSE 2-20: Option to Renew (with Preliminary Notice) (March 2006)

This contract is renewable, at the option of the Postal Service, by the contracting officer giving written notice of renewal to the supplier within the period specified in the Schedule; provided that, the contracting officer will have given preliminary notice of the Postal Service's intent to renew at least 60 days before this contract is to expire (such a preliminary notice will not be deemed to commit the Postal Service to renewals). If the Postal Service exercises this option for renewal, the contract as renewed includes this option clause. The duration of this contract, including renewals, may not exceed the time limit set forth in the Schedule.

CLAUSE 2-38 Payment (Time-and-Materials and Labor-Hour Contracts) (September 2013)

The Postal Service will pay the supplier as follows upon submission of invoices or vouchers approved by the contracting officer:

a. Hourly Rate

1. The amounts will be computed by multiplying the appropriate hourly rates prescribed in the Schedule by the number or direct labor hours performed. The rates will include wages, indirect costs, general and administrative expenses, and profit. Fractional parts of an hour will be payable on a prorated basis. Vouchers may be submitted once each month (or at more frequent intervals if approved by the contracting officer). The supplier will substantiate vouchers by evidence of actual payment and by individual daily job timecards, or other substantiation approved by the contracting officer. Promptly after receipt of each substantiated voucher, the Postal Service will, except as otherwise provided in this contract, and subject to the terms of paragraph e below, pay the voucher as approved by the contracting officer.

2. Unless otherwise prescribed in the Schedule, the contracting officer will withhold five percent of the amounts due under this paragraph a, but the total amount withheld may not exceed $50,000. The amounts withheld will be retained until the execution and delivery of any required release by the supplier.

3. Unless the Schedule prescribes otherwise, the hourly rates in the Schedule must not be varied by virtue of the supplier having performed work on an overtime basis. If no overtime rates are provided in the Schedule and overtime work is approved in advance by the contracting officer, overtime rates may be negotiated. If the Schedule provides rates for overtime, the premium portion of those rates will be reimbursable only to the extent the overtime is approved by the contracting officer.

b. Materials and Subcontracts

1. Allowable costs of direct materials will be determined by the contracting officer in accordance with the Section 2-34, Conduct Price/Cost Analysis, of the Postal Service Supplying Practices in effect on the date of this contract. Reasonable and allocable material handling costs may be included in the charge for materials to the extent they are clearly excluded from the hourly rate. Profit or fees will not be paid on the cost of materials or materials handling.

2. The actual costs of subcontracts that are authorized under the Subcontracts clause of this contract are reimbursable; provided, they are consistent with the following.

3. To the extent possible, the supplier must:

a. Obtain materials at the most advantageous prices available, with due regard to securing prompt delivery of satisfactory materials; and

b. Take all available cash and trade discounts, rebates, allowances, credits, salvage, commissions, and other benefits. When unable to take advantage of the benefits, the supplier will promptly notify the contracting officer and give the reasons. Credit will be given to the Postal Service for cash and trade discounts, rebates, allowances, credits, salvage, the value of any appreciable scrap, commissions, and other amounts that have accrued to the benefit of the supplier, or would have accrued except for the fault or neglect of the supplier. The benefits lost without fault or neglect on the part of the supplier, or lost through no fault of the contracting officer, will not be deducted from gross costs.

4. Profit or fees will not be paid on the cost of subcontracts.

c. Total Cost. It is estimated that the total cost for performing this contract will not exceed the ceiling price set forth in the Schedule, and the supplier agrees to use its best efforts to perform the work within this ceiling price. Whenever the supplier has reason to believe that the hourly rate payments and material costs that will accrue in performing the contract in the next 60 days, if added to all other payments and costs previously accrued, will exceed the ceiling price, the supplier must notify the contracting officer, giving any revised estimate of the total price for performing this contract, with supporting reasons and

documentation. Whenever the supplier has reason to believe that the total price for this contract will be greater than or substantially less than the then stated ceiling price, the supplier must notify the contracting officer, giving a revised estimate of the total price for performing this contract, with supporting reasons and documentation. Whenever the Postal Service has reason to believe that the work required will be greater than or substantially less than the then stated ceiling price, the contracting officer will advise the supplier, giving a revised estimate of the total amount of effort to be required under the contract.
d. Ceiling Price. The Postal Service is not obligated to pay the supplier any amount in excess of the ceiling price in the Schedule, and the supplier is not obligated to continue performance if to do so would exceed the ceiling price, until the contracting officer notifies the supplier in writing that the ceiling price has been increased, specifying a revised ceiling price for performance under the contract. When the ceiling price is increased, any hours expended or material costs incurred in excess of the ceiling price before the increase will be allowable to the same extent as if expended or incurred afterwards.
e. Audit. At any time or times before final payment, the contracting officer may request audit of the invoices or vouchers and substantiating material. Each payment previously made will be subject to reduction to the extent of amounts, on preceding invoices or vouchers that are found by the contracting officer not to have been properly payable and will also be subject to reduction for overpayments or to increase for underpayments. Upon receipt and approval of the voucher or invoice designated by the supplier as the completion voucher or completion invoice and substantiating material, and upon compliance by the supplier with any required release and all other terms of this contract, the Postal Service will promptly pay any balance due. The completion invoice or voucher, and substantiating material, must be submitted by the supplier as promptly as practicable following completion of the work under this contract, but in no event later than one year (or such longer period as the contracting officer may approve in writing) from the date of completion.

CLAUSE 2-39: Ordering (March 2006)

a. Supplies or services to be furnished under this contract will be ordered by authorized Postal Service credit card, or issuance of delivery orders, during the period and by the activities specified in the Schedule.
b. Orders may be issued in writing, by written telecommunication, electronic data interchange (EDI), or orally. Oral orders, other than authorized Postal Service credit card orders, must be confirmed in writing. Orders sent by mail are considered issued when placed in the mail.
c. The supplier must report to the contracting officer in the format and intervals specified in the Schedule all orders charged to an authorized Postal Service credit card.
d. All orders are subject to the terms and conditions of this contract. If there is any conflict between an order and this contract, the contract is controlling.

CLAUSE 2-43: Requirements (March 2006)

a. This is a requirements contract for supplies or services described in the Schedule for the period specified. The supplies or services are not purchased until ordered. If the Postal Service's requirements do not result in orders in the quantities described as estimated or maximum in the Schedule, that fact may not be the basis for an equitable price adjustment unless specifically provided elsewhere in this contract.
b. Delivery or performance must be as directed in orders issued in accordance with the Ordering clause and the contract Schedule. The supplier must furnish to the Postal Service, when ordered, the supplies or services specified in the Schedule, subject to any limitations in the Delivery-Order Limitations clause or in the contract Schedule. Orders may require delivery to multiple destinations or performance at multiple locations.

c. Except as otherwise provided in this contract, the Postal Service must order from the supplier all the supplies or services specified in the Schedule that are required to be purchased by the activity or activities identified in the Ordering clause or the Schedule.
d. The Postal Service is not required to purchase from the supplier requirements in excess of any limit on total orders under this contract.
e. If the Postal Service urgently requires delivery or performance before the earliest date specified under this contract, and if the supplier will not accept an order providing for the accelerated delivery or performance, the Postal Service may purchase the urgently required supplies or services from another source.
f. Any order issued during the effective period of this contract and not completed within that period must be completed by the supplier within the time specified in the order, and the rights and obligations of the supplier and the Postal Service with respect to the order will be the same as if the order were completed during the effective period of the contract

CLAUSE 2-48 Most Favored Customer Pricing (March 2006)

During the term of this contract, prices for the goods and services required under this contract must be the equal to or lower than those offered the most favorable customer for similar quantities under comparable terms and conditions. When requested by the contracting officer, the supplier must show that the prices offered the Postal Service match or are less than those offered the supplier's most favored customers for those quantities under those terms and conditions, and such pricing data must be available for review by the Postal Service throughout the term of the contract. Any price reductions offered to other customers must be offered to the Postal Service if similar item quantities are involved.

CLAUSE 4-1 General Terms and Conditions (July 2007)

a. Inspection and Acceptance. The supplier will only tender for acceptance those items that conform to the requirements of this contract. The Postal Service reserves the right to inspect or test supplies or services that have been tendered for acceptance. The Postal Service may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Postal Service must exercise its post acceptance rights (1) within a reasonable period of time after the defect was discovered or should have been discovered and (2) before any substantial change occurs in the condition of the items, unless the change is due to the defect in the item.

b. Assignment. If this contract provides for payments aggregating $10,000 or more, claims for monies due or to become due from the Postal Service under it may be assigned to a bank, trust company, or other financing institution, including any federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any assignment or reassignment must cover all amounts payable and must not be made to more than one party, except that assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in financing this contract. No assignment or reassignment will be recognized as valid and binding upon the Postal Service unless a written notice of the assignment or reassignment, together with a true copy of the instrument of assignment, is filed with:

(1) The contracting officer;

(2) The surety or sureties upon any bond; and

(3) The office, if any, designated to make payment, and the contracting officer has acknowledged the assignment in writing.

(4) Assignment of this contract or any interest in this contract other than in accordance with the provisions of this clause will be grounds for termination of the contract for default at the option of the Postal Service.

c. Changes

(1) The contracting officer may, in writing, without notice to any sureties, order changes within the general

scope of this contract in the following:

(a) Drawings, designs, or specifications when supplies to be furnished are to be specially manufactured for the Postal Service in accordance with them;
(b) Statement of work or description of services;
(c) Method of shipment or packing;
(d) Places of delivery of supplies or performance of services;
(e) Delivery or performance schedule;
(f) Postal Service furnished property or facilities.

(2) Any other written or oral order (including direction, instruction, interpretation, or determination) from the contracting officer that causes a change will be treated as a change order under this paragraph, provided that the supplier gives the contracting officer written notice stating (a) the date, circumstances, and source of the order and (b) that the supplier regards the order as a change order.

(3) If any such change affects the cost of performance or the delivery schedule, the contract will be modified to effect an equitable adjustment.

(4) The supplier's claim for equitable adjustment must be asserted within 30 days of receiving a written change order. A later claim may be acted upon - but not after final payment under this contract - if the contracting officer decides that the facts justify such action.

(5) Failure to agree to any adjustment is a dispute under Clause B-9, Claims and Disputes, which is incorporated into this contract by reference (see paragraph s). Nothing in that clause excuses the supplier from proceeding with the contract as changed.

d. Reserved

e. Reserved

f. Reserved

g. Invoices

(1) The supplier's invoices must be submitted before payment can be made. The supplier agrees that submission of an invoice to the Postal Service for payment is a certification that:

(a) Any services being billed for have been performed in accordance with the contract requirements; and
(b) Any supplies for which the Postal Service is being billed have been shipped or delivered in accordance with the instructions issued by the contracting officer and that the supplies are in the quantity and of the quality designated in the contract.

(2) To ensure prompt payment, an original invoice (or electronic invoice, if authorized) must be submitted to the address designated in the contract to receive invoices for each destination and shipment. An invoice must contain:

(a) The supplier's name, remit to address (including ZIP+4) and phone number;
(b) Unique invoice number and invoice date;
(c) Any applicable task or delivery order number;
(d) A description of the supplies or services and the dates delivered or performed;
(e) The point of shipment or delivery;
(f) Quantity, unit of measure, unit price(s) and extension(s) of the items delivered;
(g) Shipping and payment terms, including GBL number if applicable; and
(h) Any additional information required by the contract.

h. Patent Indemnity. The supplier will indemnify the Postal Service and its officers, employees and agents against liability, including costs for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark, or copyright, arising out of the performance of

this contract, provided the supplier is reasonably notified of such claims and proceedings.

i. Payment

(1) Payment will be made for items accepted by the Postal Service that have been delivered to the delivery destinations set forth in this contract. The Postal Service will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and 5 CFR 1315. Payments under this contract may be made by the Postal Service either by electronic funds transfer (EFT), check, or government credit card at the option of the Postal Service. When the EFT payment method is selected, the Postal Service will provide the supplier with Form 3881, Supplier's Electronic Funds Transfer Enrollment Form, at contract award. The supplier must complete the form and submit it to the designated Postal Accounting Service Center to ensure the proper routing of payments.

2) In conjunction with any discount offered for early payment, time will be computed from the date of the invoice. For purposes of computing the discount earned, payment will be considered to have been made on the date which appears on the payment check or the date on which an electronic funds transfer was made.

j. Risk of Loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract will remain with the supplier until, and will pass to the Postal Service upon:

1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin, or;

2) Delivery of the supplies to the Postal Service at the destination specified in the contract, if transportation is f.o.b. destination.

k. Taxes. The contract price includes all applicable federal, state, and local taxes and duties.

l. Termination for the Postal Service's Convenience. The Postal Service reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the supplier must immediately stop all work and must immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the supplier will be paid a percentage of the contract price, reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the supplier can demonstrate to the satisfaction of the Postal Service using its standard record keeping system, have resulted from the termination. The supplier will not be paid for any work performed or costs incurred which reasonable could have been avoided.

m. Termination for Default. The Postal Service may terminate this contract, or any part hereof, for default by the supplier, or if the supplier fails to provide the Postal Service, upon request, with adequate assurances of future performance. In the event of termination for default, the Postal Service will not be liable to the supplier for any amount for supplies or services not accepted, and the supplier will be liable to the Postal Service for any and all rights and remedies provided by law. The debarment, suspension, or ineligibility of the supplier, its partners, officers, or principal owners under the Postal Service's procedures (see 39 CFR Part 601) may constitute an act of default under this contract, and such act will not be subject to notice and cure pursuant to any termination of default provision of this contract. If it is determined that the Postal Service improperly terminated this contract for default, such termination will be deemed a termination for convenience.

n. Title. Unless specified elsewhere in this contract, title to items furnished under this contract will pass to the Postal Service upon acceptance, regardless of when or where the Postal Service takes physical possession.

o. Warranty. The supplier warrants and implies that the items delivered under this contract are merchantable and fit for the use for the particular purpose described in this contract.

p. Limitation of Liability. Except as otherwise provided by an express or implied warranty, the supplier will not be liable to the Postal Service for consequential damages resulting from any defect or deficiencies in accepted items.

q. Other Compliance Requirements. The supplier will comply with all applicable Federal, State, and local laws, executive orders, rules and regulations applicable to its performance under this contract.

r. Order of Precedence. Any inconsistencies in this solicitation or contract will be resolved by giving precedence in the following order; (1) Section 19 of Postal Service Form 8203 – Schedule of Supplies/Services; (2) Statement of Work and any accompanying appendices, attachments or addenda to the SOW; (3) solicitation provisions; (4) Postal Service contract clauses; (5) supplier-provided attachments to this solicitation or contract, such as computer software license agreements or technical proposals, listed in Part 4 of the contract; (6) other documents, exhibits or attachments, listed in Part 4 of the contract, not already listed above; (7) remainder of Postal Service Form 8203; and (8) the specifications.

s. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it in the Postal Service Supplying Practices and its date. The text of incorporated terms may be found at http://about.usps.com/manuals/spp/spp.pdf.

The following clauses are incorporated in this contract by reference:

1) B-1, Definitions
2) B-9, Claims and Disputes
3) B-15, Notice of Delay
4) B-16, Suspensions and Delays
5) B-19, Excusable Delays
6) B-30, Permits and Responsibilities

t. Shipping. The supplier must deliver goods that meet the prescribed physical limitations of the current U.S. Postal Service Domestic Mail Manual either by its own personnel/equipment or by use of the United States Postal Service, unless the contracting officer grants a waiver of this requirement. The supplier is responsible for ensuring that the packing and packaging are sufficient to protect the goods and ensure usability upon receipt.

CLAUSE 4-2 Contract Terms and Conditions Required to Implement Policies, Statutes or Executive Orders (July 2014)

a. Incorporation by Reference:

1. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it, in the Postal Service Supplying Practices, and its date. The text of incorporated terms may be found at http://about.usps.com/manuals/spp/spp.pdf. The following clauses are incorporated in this contract by reference:

(1) Clause B-9, Claims and Disputes
(2) Clause B-25, Advertising of Contract Awards
(3) Clause 1-5, Gratuities or Gifts
(4) Clause 7-10, Sustainability
(5) Clause 9-1, Convict Labor
(6) Clause 9-5, Contract Work Hours and Safety Standards Act - Safety Standards

2. If checked, the following additional clauses are also incorporated in this contract by reference: (contracting officer will check as appropriate.)

X (1) Clause 1-1, Privacy Protection
[ ] (2) Clause 1-6, Contingent Fees
[ ] (3) Clause 1-9, Preference for Domestic Supplies
[ ] (4) Clause 1-10, Preference for Domestic Construction Materials
X (5) Clause 3-1, Small, Minority, and Woman-owned Business Subcontracting Requirements

X (6) Clause 3-2, Participation of Small, Minority, and Woman-owned Businesses
X (7) Clause 9-2, Contract Work Hours and Safety Standards Act - Overtime Compensation
[ ] (8) Clause 9-3, Davis-Bacon Act
[ ] (9) Clause 9-6, Walsh-Healey Public Contracts Act
X (10) Clause 9-7, Equal Opportunity
X (11) Clause 9-10, Service Contract Act
[ ] (12) Clause 9-11, Service Contract Act - Short Form
X (13) Clause 9-12, Fair Labor Standards Acts and Services Contract Act - Price Adjustments
X (14) Clause 9-13, Affirmative Action for Handicapped Workers
X (15) Clause 9-14, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era

b. Examination of Records:

1. Records - "Records" includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

2. Examination of Costs - If this is a cost-type contract, the supplier must maintain, and the Postal Service will have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination includes inspection at all reasonable times of the supplier's plants, or parts of them, engaged in the performance of this contract.

3. Cost or Pricing Data - If the supplier is required to submit cost or pricing data in connection with any pricing action relating to this contract, the Postal Service, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, will have the right to examine and audit all of the supplier's records, including computations and projections, related to:

a. The proposal for the contract, subcontract, or modification;
b. The discussions conducted on the proposal(s), including those related to negotiating;
c. Pricing of the contract, subcontract, or modification; or
d. Performance of the contract, subcontract or modification.

4. Reports - If the supplier is required to furnish cost, funding or performance reports, the contracting officer or any authorized representative of the Postal Service will have the right to examine and audit the supporting records and materials, for the purposes of evaluating:

a. The effectiveness of the supplier's policies and procedures to produce data compatible with the objectives of these reports; and
b. The data reported.

5. Availability - The supplier must maintain and make available at its office at all reasonable times the records, materials, and other evidence described in (b)(1)-(4) of this clause, for examination, audit, or reproduction, until three years after final payment under this contract or any longer period required by statute or other clauses in this contract. In addition:

a. If this contract is completely or partially terminated, the supplier must make available the records related to the work terminated until three years after any resulting final termination settlement; and
b. The supplier must make available records relating to appeals under the claims and disputes clause or to litigation or the settlement of claims arising under or related to this contract. Such records must be made available until such appeals, litigation or claims are finally resolved.

Note: (Note to contracting officers: Any contemplated changes to this paragraph (b.) may not be made before (1) consulting with assigned counsel and the Office of the Inspector General and (2) a deviation has been reviewed and approved by a higher level than the contracting officer who holds deviation approval authority.

c. Payment Offsets:

As required by 31 U.S.C. 3716, the Postal Service participates in the Treasury Offset Program of the Department of Treasury's Financial Management Service. Payments under this contract are subject to offset in whole or in part to for the supplier's delinquent tax and non-tax debts owed to the United States and the states and for delinquent child support payments. Suppliers with questions concerning a payment offset should contact the Treasury Offset Program call center at: 1(800) 304-3107.

CLAUSE 4-4: Nondisclosure (Professional Services) (March 2006)

The supplier acknowledges that confidential information might be generated or made available during the course of performance of this agreement. In addition to the restrictions on disclosure established under the supplier's code of ethics, the supplier specifically agrees not to disclose any information received or generated under this contract, unless its release is approved in writing by the contracting officer. The supplier further agrees to assert any privilege allowed by law and to defend vigorously Postal Service rights to confidentiality.

The supplier acknowledges that confidential information might be generated or made available during the course of performance of this agreement. In addition to the restrictions on disclosure established under the supplier's code of ethics, the supplier specifically agrees not to disclose any information received or generated under this contract, unless its release is approved in writing by the contracting officer. The supplier further agrees to assert any privilege allowed by law and to defend vigorously Postal Service rights to confidentiality.

CLAUSE 4-5: Inspection of Professional Services (March 2006)

a. The contracting officer may, at any time or place, inspect the services performed and the products, including documents and reports. No matter what type of contract is employed, and in addition to any specific standards of quality set out in this agreement, the contracting officer may reject any services or products that do not meet the highest standards of professionalism. No payment will be due for any services or products rejected under this clause.

b. Acceptance of any product or service does not relieve the supplier of the duties imposed by supplier's code of professional ethics, and the supplier remains liable for the period allowed under federal law for claims by the United States, for any errors or omissions occurring during performance.

CLAUSE 4-7: Records Ownership (March 2006)

Notwithstanding any state law providing for retention of rights in the records, the supplier agrees that the Postal Service may, at its option, demand and take without additional compensation all records relating to the services provided under this agreement. The supplier must turn over all such records upon request but may retain copies of documents produced by the supplier.

CLAUSE 4-8 Key Personnel (March 2006)

a. To the extent that the statement of work provides for services to be performed by key personnel, those services must be performed by the personnel identified in the supplier's proposal to perform them unless substitutes have been approved in writing by the contracting officer. Use of junior personnel, even under key personnel supervision (for example, associates or student workers), is not authorized unless they are identified in the supplier's proposal by name or position, with a description of their duties.

b. This agreement may be terminated if the key personnel named in the supplier's proposal become unavailable for any reason. If the unavailability of key personnel is not the fault of the supplier, the contracting officer may terminate by giving notice of termination. The supplier will be paid for service performed up to the date of termination. If the contracting officer finds that the supplier is at fault for the unavailability of key personnel, the agreement may be terminated for default.

CLAUSE 5-2: Subcontractor Cost or Pricing Data (March 2006)

a. Before awarding any subcontract or pricing any subcontract modification, the supplier must require the subcontractor to submit cost or pricing data whenever cost or pricing data are required by the Conduct Price/Cost Analysis topic of the Evaluate Proposals task of Process Sep 2: Evaluate Sources, of the Postal Service Supplying Practices.

b. If the subcontractor is required to submit cost or pricing data under paragraph a above, then the supplier must insert the substance of this clause, including this paragraph b, in the subcontract.

CLAUSE 5-4 Certification of Cost or Pricing Data (July 2014)

a. The supplier must submit a Certificate of Current Cost or Pricing Data, as contained in section 2-34.15 of the USPS Supplying Principles and Practices, when the contract action (including modifications) is valued at $1 million or more and is made noncompetitively; when the goods and services are not commercially-available; and when fair and reasonable pricing cannot be determined by other means, such as price analysis. The certificate must be submitted as of the date of agreement on price or, if applicable, an earlier date agreed upon between the parties that is as close as practicable to the date of agreement on price.

b. Before awarding any subcontract or pricing any subcontract modification, the supplier must require the subcontractor to submit cost or pricing data that is certified whenever cost or pricing data is required to be certified by the supplier under the circumstances described under paragraph a. above. The supplier will be responsible for requiring the subcontractor to submit cost or pricing data and ensuring it is certified. The supplier must retain the certificate it obtains from the subcontractor until three years after final payment under this contract or any longer period required by statute or other clauses in this contract.

CLAUSE 6-1 Contracting Officer's Representative (March 2006)

The contracting officer will appoint a contracting officer's representative (COR), responsible for the day-to-day administration of the contract, who will serve as the Postal Service's point of contact with the supplier on all routine matters. A copy of the notice of appointment defining the COR's authority will be furnished to the supplier upon award of the contract.

CLAUSE 7-4 Insurance (March 2006)

a. During the term of this contract and any extension, the supplier must maintain at its own expense the insurance required by this clause. Insurance companies must be acceptable to the Postal Service. Policies must include all terms and provisions required by the Postal Service.

b. The supplier must maintain and furnish evidence of workers' compensation, employers' liability insurance, and the following general public liability and automobile liability insurance:

	Bodily Injury	Property Damage
General Liability	$100,000 per person*	Per occurrence (as set forth in the Schedule)
	$500,000 per accident*	Aggregate (as set forth in the Schedule)

Automobile Liability	$100,000 per person*	$100,000 per occurrence
	$500,000 per accident*	$100,000 aggregate*

*Unless modified in the Schedule

c. Each policy must include substantially the following provision: "It is a condition of this policy that the company furnish written notice to the U.S. Postal Service 30 days in advance of the effective date of any reduction in or cancellation of this policy."

d. The supplier must furnish a certificate of insurance or, if required by the contracting officer, true copies of liability policies and manually countersigned endorsements of any changes. Insurance must be effective, and evidence of acceptable insurance furnished, before beginning performance under this contract. Evidence of renewal must be furnished not later than 5 days before a policy expires.

e. The maintenance of insurance coverage as required by this clause is a continuing obligation, and the lapse or termination of insurance coverage without replacement coverage being obtained will be ground for termination for default.

CLAUSE 7-7 Federal, State, and Local Taxes (Short Form) (March 2006)

Except as this contract may otherwise provide, the contract price includes all applicable federal, state, and local taxes and duties in effect on the contract date but does not include any taxes from which the Postal Service, the supplier, or this transaction is exempt. Upon request of the supplier, the Postal Service must furnish a tax exemption certificate or similar evidence of exemption from any tax not included in the contract price. Contract date means the date of the supplier's proposal or quotation, or, if no proposal or quotation, the date of this purchase order.

CLAUSE 7-10 Sustainability (July 2014)

The Postal Service embraces sustainable practices and environmental responsibility, and encourages suppliers to improve their environmental sustainability practices in the performance of this contract. As appropriate, the Postal Service will collaborate with the supplier to identify opportunities that may improve the environmental and sustainability performance of the goods and services being provided by the supplier. The Postal Service encourages the supplier to develop and propose innovative sustainability business practices and offer goods and services that help the Postal Service operate in a more environmentally sustainable manner. Innovative sustainability business practices can take the form of improved and more sustainable business processes, replacement of materials used in performance with more sustainable materials, combination of sustainable materials with other materials that lead to reductions in the total cost of ownership, or by some other means. If the proposed innovation results in enhanced sustainability or otherwise furthers the Postal Service's goals, then the Postal Service may (1) share any savings resulting from the innovation with the supplier; or (2) increase the quantities called for; (3) or extend the term (including options) of this contract. Additional quantities may not exceed 100% of the amount required by this contract, and term extensions may not exceed two years, including options.

CLAUSE: Continuity of Service

a. Supplier acknowledges the services delivered under this contract are vital to USPS and must be continued without interruption. Supplier acknowledges that, in the event this contract is not renewed, or is terminated for any reason allowable by the terms and conditions of this contract and upon expiration of this contract, a successor, either the USPS, supplier or agent, or any combination of such successors, may continue the services delivered under this contract.

Supplier therefore agrees to:

(1) Provide comprehensive phase-in assistance to the successor; and;

(2) Exercise its best efforts and cooperation to effect an orderly and efficient transition to a successor to

minimize transition cost and time.

b. Supplier shall, upon written notice from USPS, (a) provide phase-in, phase-out services at current prices for up to a possible 120 days period after this contract expires or is terminated and (b) negotiate in good faith a Transition Plan (the Plan) with each successor to determine the nature and extent of phase-in and phase-out services required. The Plan shall specify all requirements, roles and responsibilities, as necessary to ensure existing issues, vulnerabilities, and risks are adequately addressed and updated, as appropriate; establish a date for transferring responsibilities for each area or element of work described in the Plan; and shall be subject to USPS approval. Email communications will satisfy the written notice.

c. Supplier shall provide sufficient experienced staff during the phase-in and phase-out periods to ensure that the services are maintained at the required level of proficiency and effectiveness.

d. Supplier shall allow as many personnel as practicable and cost-efficient to remain on the assignments required under this contract to help the successor maintain the continuity and consistency of the services currently required by this contract.

e. USPS will reimburse Supplier for all reasonable phase-in, phase-out costs (i.e., costs incurred within the agreed period after expiration of this contract that result from phase-in, phase-out operations).

PART 4 - LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

LISTING

Attachment	No of Pages	Attachment Title
Attachment A	14	Statement of Work (NLECC) Updated 9-26-2014
Attachment B	18	Statement of Work (Security Services) Updated 9-26-2014
Attachment C	01	Pricing Sheet (NLECC) - Command
Attachment D	03	Pricing Sheet (Security Services) - Command
Attachment E	393	Technical Proposal